Exhibit 99.1

2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Acquires W Los Angeles - Westwood
Bethesda, MD, August 23, 2012 - Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has acquired the W Los Angeles - Westwood hotel for $125.0 million. The 258-room, all-suite, luxury, full-service hotel is located in the Westwood neighborhood of Los Angeles, California. The property will continue to be managed by Starwood Hotels and Resorts (“Starwood”).

“We're thrilled with the acquisition of W Los Angeles - Westwood in the dynamic, high-barrier-to-entry West Los Angeles neighborhood of Westwood,” said Jon Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “The hotel is ideally located adjacent to UCLA and Westwood Village, one of Los Angeles' most popular shopping, dining and entertainment destinations, and is near the iconic Wilshire Corridor and Century City. Los Angeles attracts over 25 million total visitors annually and is the second-most visited city by overseas visitors. Steady demand growth along with a historically highly constrained supply environment, provide excellent operating fundamentals for the market and the hotel.”

The 258-room W Los Angeles - Westwood hotel is attractively located in the Westwood neighborhood of Los Angeles. This location offers a diversity of demand generators and convenient access to all the tourist attractions, restaurants, nightlife and entertainment industry activity in Hollywood, West Hollywood, Beverly Hills, Century City, Wilshire, Brentwood, Downtown Los Angeles and Santa Monica. Westwood Village is extremely pedestrian-friendly and is the premiere shopping and commercial center of Westwood, offering a wealth of amenities in a charming and unique setting while hosting national chain retailers, specialty stores, fine dining and casual restaurants, a full array of professional and convenience services, fitness centers, museums and vintage movie theaters that host many of Hollywood's film premieres. Westwood is also in the heart of the Wilshire Corridor, which features ultra-luxury, high-rise condominium buildings, Class A office buildings, smaller boutique buildings, as well as the University of California, Los Angeles (“UCLA”), which is the largest university in the state of California and is home to a student population of nearly 40,000.

W Los Angeles - Westwood features 258 luxurious all-suite guest rooms with signature W Beds and state-of-the-art technology and entertainment. The hotel is known as an urban resort and features expansive, superiorly landscaped outdoor areas, as well as WET, a heated modern pool and cabana filled relaxation area, and The Backyard, a stylish, casual poolside bar and restaurant. The hotel offers 3,300 square feet of indoor meeting space and Bliss Spa, an upscale spa that offers massages, body treatments/wraps, manicures/

pedicures, facials, waxing and a retail store. The property is also home to SWEAT, a fully equipped, 24-hour fitness center, as well as a 132-space parking garage with valet service and 24-hour room service. In addition to The Backyard, the hotel boasts two other food and beverage venues: NineThirty, a full-service restaurant that serves three meals daily and specializes in merging modern American cuisine with international influences and Whiskey Blue, a high design, music-oriented, art inspired bar.

In 2011, W Los Angeles - Westwood operated at 84% occupancy, with an average daily rate (“ADR”) of $258 and room revenue per available room (“RevPAR”) of $216, 16% below the property's prior RevPAR peak in 2008. During the next 12 months, the Company currently forecasts that the hotel will generate earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $8.3 to $8.8 million and net operating income after capital reserves (“NOI”) of $7.0 to $7.5 million.

Pebblebrook Hotel Trust and Starwood are planning a multi-million dollar public space renovation that will re-concept and renovate the NineThirty restaurant, completely renovate the ground floor lobby, lobby bar and public space, and upgrade and refurbish the meeting space, pool area and The Backyard.

The hotel will continue to be managed by Starwood, pursuant to a long-term management agreement. Starwood also manages two of the Company's other hotels: The Westin Gaslamp Quarter hotel in San Diego, California and W Boston in Boston, Massachusetts.

“We're thrilled to again be partnering with Starwood at W Los Angeles - Westwood. We look forward to future success together as we continue to improve this high-quality hotel,” continued Mr. Bortz.

“We have a great working relationship with Pebblebrook Hotel Trust on The Westin Gaslamp Quarter, San Diego, W Boston and Sheraton Delfina Santa Monica, and are pleased to expand our partnership with this iconic property,” said Simon Turner, President of Global Development for Starwood.

The Company expects to incur approximately $0.5 million of costs related to the acquisition of the hotel that will be expensed as incurred.

The acquisition of W Los Angeles - Westwood brings the total number of properties in the Company's portfolio to 24, comprising $1.9 billion of invested capital since the Company completed its initial public offering in December 2009. This acquisition marks the Company's third investment in the Los Angeles market, including the 237-room Mondrian Los Angeles in West Hollywood, California and the 310-room Sheraton Delfina Santa Monica in Santa Monica, California.

About Starwood Hotels & Resorts Worldwide, Inc.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 1,112 properties in nearly 100 countries and 154,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, and ElementSM. The Company boasts one of the industry's leading loyalty programs, Starwood Preferred Guest (SPG), allowing members to earn and redeem points for room stays, room upgrades and flights, with no blackout dates. Starwood also owns Starwood Vacation Ownership, Inc., a premier provider of world-class vacation experiences through villa-style resorts and privileged access to Starwood brands. For more information, please visit www.starwoodhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full service hotels located in urban markets in major gateway cities. The Company owns 24 hotels, comprised of 18 wholly owned hotels, with a total of 4,420 guest rooms and a 49 percent joint venture interest in six hotels with 1,733 guest rooms. The Company owns, or has an ownership interest in, hotels located in ten states and the District of Columbia, including 16 markets: Los Angeles, California; San Diego, California; San Francisco, California; Santa Monica, California; West Hollywood, California; Miami, Florida; Buckhead, Georgia; Bethesda, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Seattle, Washington; and Washington, DC. For more information, please visit www.pebblebrookhotels.com.

This press release contains certain “forward-looking statements” relating to, among other things, hotel EBITDA, hotel net operating income after capital reserves, acquisitions costs and projected demand. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of hotel-level EBITDA and net operating income after capital reserves; projections of acquisition costs; descriptions of the Company's plans or objectives for future operations, acquisitions or services; forecasts of future economic performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company's filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 2011. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company's business and financial results, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company's SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company's website at www.pebblebrookhotels.com and at www.sec.gov .
All information in this release is as of August 23, 2012. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company's expectations. The Company assumes no responsibility for the contents or accuracy of the information on any of the non-Company websites mentioned herein, which are included solely for ease of reference.
Contact:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

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Pebblebrook Hotel Trust
W Los Angeles - Westwood Hotel
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
12-Month Forecast
(Unaudited, in millions)

	Range
	Low		High

Hotel net income	$5.1	to	$5.6

Adjustment:
Depreciation and amortization (1)	3.2		3.2

Hotel EBITDA	$8.3		$8.8

Adjustment:
Capital reserve	(1.3)		(1.3)

Hotel Net Operating Income	$7.0		$7.5

(1)  Depreciation and amortization have been estimated based on a preliminary purchase price allocation. A change, if any, in the allocation will affect the amount of depreciation and amortization and the resulting change may be material.

           This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented forecasted hotel EBITDA and forecasted hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s forecasted EBITDA and forecasted net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s forecasted EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP.

Pebblebrook Hotel Trust
Historical Hotel Pro Forma Operating Data
($ in millions, except for Pro Forma RevPAR and Pro Forma ADR)
(Unaudited)

Historical Operating Data:
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2011	2011	2011	2011	2011

Pro forma Occupancy	71.1%	80.0%	84.9%	77.7%	78.5%
Pro forma ADR	$188	$208	$211	$216	$206
Pro forma RevPAR	$134	$167	$179	$168	$162

Pro forma Hotel Revenues	$98.6	$118.7	$123.1	$122.1	$462.6
Pro forma Hotel EBITDA	$15.3	$30.8	$34.5	$33.4	$114.0

	First Quarter	Second Quarter
	2012	2012
Pro forma Occupancy	75.0%	85.3%
Pro forma ADR	$193	$219
Pro forma RevPAR	$145	$187

Pro forma Hotel Revenues	$105.3	$129.1
Pro forma Hotel EBITDA	$19.6	$39.1

These historical hotel operating results include information from the following hotels: DoubleTree by Hilton Bethesda-Washington DC; Sir Francis Drake; InterContinental Buckhead; Hotel Monaco Washington, DC; Grand Hotel Minneapolis; Skamania Lodge; Sheraton Delfina; Sofitel Philadelphia; Argonaut Hotel; the Westin Gaslamp Quarter San Diego; Hotel Monaco Seattle; Mondrian Los Angeles; Viceroy Miami; W Boston; Hotel Vintage Park Seattle; Hotel Vintage Plaza Portland, W Los Angeles - Westwood and the 6 hotel properties in the Manhattan Collection. This schedule excludes the Hotel Milano. The hotel operating results for the Manhattan Collection only includes 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The Company expects to include historical operating results for Hotel Milano after the Company has owned the hotel for one year. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

The information above has not been audited and has been presented only for comparison purposes.